Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Brighcube, Inc.
The Villages, Florida

I hereby consent to the incorporation in this Registration Statement on Form 10 my report dated July 8, 2011, relating to the Financial Statements for the fiscal years ended December 31, 2010 and 2009.

/S/ Michael F. Cronin

Michael F. Cronin

Certified Public Accountant

September 15, 2011